EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports listed below included in or made part of this registration statement on Form S-1 to be filed on or about July 24, 1998:

        INCOM Roofing Services, Inc.......................  July 20, 1998

        Beta Construction Company and Affiliate...........  June 18, 1998

        D. C. Taylor Co...................................  June 5, 1998

        Seyforth Roofing Company, Inc. and Affiliate......  June 22, 1998

        Brazos Roofing International of South Dakota,
          Inc. and Affiliate..............................  June 22, 1998

        Nu-Tec Roofing Contractors, Inc...................  June 5, 1998

        Evans Service Company, Inc. and Subsidiaries......  June 4, 1998

        Burns & Scalo Roofing Company, Inc., Cuddy Roofing
          Company, Inc. and Scalo, Inc....................  June 5, 1998

        Chamberlin Waterproofing & Roofing Systems, Inc.......  June 11,
        1998

        Boone Brothers Roofing, Inc.......................  June 5, 1998

        Sutter Roofing Company of Florida and Sutter Roofing
          Company of SW Florida...........................  June 5, 1998

        M. J. Dalsin Company, Inc. and M. J. Dalsin Company
          of South Dakota, Inc............................  June 5, 1998

ARTHUR ANDERSEN LLP

Houston, Texas
July 20, 1998